EXHIBIT 99.1

Akorn Appoints Terry Rappuhn to Board of Directors

Former CFO of Quorum Health Group Brings Added Financial Expertise to the Board

LAKE FOREST, Ill., April 24, 2015 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX) today announced the appointment of Terry Allison Rappuhn to its Board of Directors and the Board's Audit Committee, effective immediately. In her accomplished career spanning over three decades working with and for public corporations, Ms. Rappuhn has helped rapidly growing companies build infrastructure, processes and teams during periods of transition.

"Terry is a terrific addition to our Board of Directors, and we are extremely pleased to bring her unique talents and financial expertise to Akorn," said Raj Rai, Akorn's Chief Executive Officer. "We look forward to her counsel as Akorn enters the next phase of its growth trajectory as well as the guidance and support she can bring to our management team."

Ms. Rappuhn was the Chief Financial Officer of Quorum Health Group, Inc. and previously served as Vice President, Controller and Assistant Treasurer as well as Vice President of Internal Audit. Prior to Quorum Health Group, Ms. Rappuhn worked in Ernst & Young's audit practice for more than 15 years. Ms. Rappuhn also served on the boards of AGA Medical Holdings, Inc., where she was the board's audit committee chairperson and Genesis HealthCare Corporation, where she was the board's audit committee chairperson and a member of the compliance and compensation committees.

As a health care industry thought leader, Ms. Rappuhn has led the Healthcare Financial Management Association's Patient Friendly Billing® project, which promotes clear, concise and correct patient-focused financial practices and engagement. Beyond her operational and governance experience, Ms. Rappuhn started and currently chairs the Westminster Home Connection in response to the 2010 floods in Tennessee. The group has worked to restore over 500 homes, allowing vulnerable residents to remain in their homes. She is also a member of Tennessee Society of CPAs, the American Institute of CPAs, Financial Executives International, and WomenCorporateDirectors.

About Akorn

Headquartered in Lake Forest, Illinois, Akorn, Inc. is a specialty pharmaceutical company that develops, manufactures and markets multisource and branded pharmaceuticals alongside prescription animal health products and over-the-counter consumer health products. Every day, hundreds of thousands of patients in the United States rely on Akorn products to treat different ailments ranging from the common cold to glaucoma, chronic obstructive pulmonary disease and severe acne. Further, hospitals across the United States rely on Akorn's sterile injectable portfolio to treat acute conditions ranging from bacterial infections to hypertension and heart failure.

Traded on the Nasdaq under the symbol AKRX, Akorn markets its portfolio of close to 200 different products to retail pharmacies, ophthalmologists, optometrists, physicians, veterinarians, hospitals, clinics, wholesalers, distributors, group purchasing organizations, and government agencies. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India. Additional information is available on the company's website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs, projections with respect to timing and impact of pending acquisitions, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, prospective acquisitions, future performance or results of current and anticipated products and acquired assets, sales efforts, expenses, the outcome of contingencies such as legal proceedings, financial results and the timing and nature of the final resolution of the accounting issues discussed in this release. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

CONTACT: Investors/Media:
         Dewey Steadman
         Executive Director, Investor Relations
         (847) 582-6923
         investor.relations@akorn.com